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                           CURTISS-WRIGHT CORPORATION
                               4 BECKER FARM ROAD
                           ROSELAND, NEW JERSEY 07068



                                                                     May 9, 2005


Dear Fellow Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Curtiss-Wright Corporation to be held on May 19, 2005. Your Board of Directors has unanimously recommended that stockholders vote FOR all of the items on the agenda.

Since approval of Proposals 3 and 4 requires the affirmative vote of a majority of the outstanding shares of Common and Class B common stock voting together as a single class, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,



MARTIN R. BENANTE

Chairman and Chief Executive Officer






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      IMPORTANT NOTE:

           You can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed proxy card.

             If you have any questions, or need assistance in voting
                  your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, at 1-888-750-5834.


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